                                                Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No._) pertaining to the amended and restated State Street Corporation Management Supplemental Savings Plan of our reports dated February 15, 2024 with respect to the consolidated financial statements of State Street Corporation and the effectiveness of internal control over financial reporting of State Street Corporation included in its Annual Report (Form 10-K), for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
September 20, 2024